Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Board of Directors Community
 Bankshares, Inc.

             We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Community Bankshares, Inc. relating to registration of 350,000 shares of common stock reserved for issuance pursuant to the Community Bankshares, Inc. 2007 Equity Plan of our Report dated March 29, 2007, which report is included in Community Bankshares, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2006.



                                           s/J. W. Hunt and Company, LLP
                                           ------------------------------------
                                           J. W. Hunt and Company, LLP

Columbia, South Carolina
June 26, 2007